Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED PROMISSORY NOTE

Principal Amount: $	Dated as of December 14, 2021

FOR VALUE RECEIVED, Sharps Technology, Inc., a Wyoming corporation (the “Maker”), promises to pay to the order of or its registered assigns or successors in interest (the “Payee”) the principal sum of            ($            ) in lawful money of the United States of America, on the terms and conditions described below. Reference is made to that certain Note Purchase Agreement, dated as of December 14, 2021, by and among the Maker, Payee in its capacity as a Purchaser, and the other Purchasers party thereto (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the “Purchase Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement).

1.	Principal. Subject to Section 4, the principal balance of this Secured Promissory Note (this “Note”) shall be payable on the earlier of: (i) the one year anniversary of the date hereof, and (ii) the date on which the Maker consummates an initial public offering of its securities (the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date.

2.	Interest.

(a)	The unpaid principal balance of this Note shall bear interest from and including the date of issuance until all obligations of the Maker hereunder are paid in full at a rate of (i) 8.0% per annum, or (ii) upon the occurrence and during the continuance of an Event of Default, 15.0% per annum. Accrued and unpaid interest is due and payable monthly in arrears in cash, commencing on January 1, 2022 in accordance with Section 3 (the “Monthly Interest Payments”). Payment is to be made on the first day of each month, for interest through the last day of the prior month (calculated based on the principal amount outstanding as of the last day of the prior month).

(b)	All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

3.	Payments.

(a)	Each Monthly Interest Payment due under the Note (other than at the Maturity Date) shall be payable in cash to the Payee by the Maker in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee.

(b)	The outstanding principal balance of the Note shall be payable in cash on the Maturity Date, when all when all unpaid principal of, and accrued and unpaid interest on the Note shall be due and payable in cash to Payee in accordance with the wire instructions set forth on Schedule A hereto or in accordance with instructions provided by the Payee.

(c)	Whenever any payment owed under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be. As used herein, “Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

4.	Mandatory Prepayments. Until all obligations of the Maker hereunder are paid in full, the Maker shall make a prepayment of the Note upon the occurrence of any of the following events and in the following amounts:

(a)	concurrently with the receipt by the Maker or any of its Subsidiaries of any Net Cash Proceeds from any issuance of Equity Interests of the Maker or any of its Subsidiaries, in an amount equal to 100% of such Net Cash Proceeds; and

(b)	concurrently with the receipt by the Maker or any of its Subsidiaries of any Net Cash Proceeds from any issuance of any Indebtedness for borrowed money of the Maker or any of its Subsidiaries, in an amount equal to 100% of such Net Cash Proceeds, except if such indebtedness is issued in connection with a financing to exercise the option to purchase Safegard in the event that the Initial Public Offering has not been consummated by February 28, 2022.

As used herein, the term “Net Cash Proceeds” means, (i) with respect to any issuance of Equity Interests, the aggregate cash proceeds received by the Maker and any of its Subsidiaries pursuant to that issuance, net of the direct costs relating to that issuance (including sales and underwriters’ commissions); and (ii) with respect to any issuance of Indebtedness, the aggregate cash proceeds received by the Maker and any of its Subsidiaries, pursuant to that issuance, net of the direct costs of that issuance (including up-front, underwriters’ and placement fees).

5.	Costs and Expenses. The Maker agrees to reimburse the Payee for all out-of-pocket costs and expenses, including, without limitation, attorneys’ fees, incurred by the Maker in connection with the (i) collection of any sums due under this Note; and (ii) enforcement of this Note or any other Transaction Document (including, without limitation, any costs and expenses of any third party provider engaged by Agent for such purpose).

6.	Application of Payments. All payments shall be applied as follows:

(a)	First, to Payee for reimbursable costs and expenses incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees;

(b)	Second, to Payee to pay interest due and payable in respect of the Note until paid in full;

(c)	Lastly, to Payee to pay principal balance of this Note until paid in full.

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7.	Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a)	Failure to Make Required Payments. Failure to make any payment of the principal or interest on or other payments owing in respect of this Note, free of any claim of subordination, within five (5) Business Days following the date when due; or

(b)	Breach of Representations or Warranties. Any representation or warranty of Maker, or any certification or other material written statement of fact made or deemed made by such Maker in in the Purchase Agreement or in any other Transaction Document, or in any document delivered in connection therewith, shall prove to have been incorrect in any material respect when made or deemed made, and such breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given; or

(c)	Breach of Covenant. Maker shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of this Note, the Purchase Agreement, or any other Transaction Document, and such failure or breach shall not, if subject to the possibility of a cure by the Maker, have been remedied within five (5) Business Days after the date on which notice of such failure or breach shall have been given; or

(d)	Cross Default. Maker shall fail to pay any principal of, or premium or interest on, any Indebtedness when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) unless being contested in good faith, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, which would give rise to a right to accelerate such Indebtedness; or

(e)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing; or

(f)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

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8.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Sections 7(a), 7(b), 7(c) or 7(d) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, any accrued and unpaid interest thereon, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 7(e) or 7(f), the unpaid principal balance of this Note, any accrued and unpaid interest thereon, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c)	Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of this Note shall bear interest at a rate of 18.0% per annum.

(d)	Additional Shares.

(i)	In the event that any amount of principal or accrued interest due and payable under this Note remains unpaid as of December 14, 2023 (the “Additional Shares Trigger Date”), then Maker shall issue to Payee, in addition to the Shares issuable to Payee pursuant to Section 4 of the Purchase Agreement (the “Initial Shares”), a number of shares of the Maker’s Common Stock equal to 100% of the number of Shares issued to Payee pursuant to Section 4 the Purchase Agreement (the “Additional Shares”). Maker shall cause the issuance of such Additional Shares to Payee (x) if the Initial Shares have already been delivered to Payee as of the Additional Shares Trigger Date, within five (5) Business Days of Maker’s receipt of notice from Payee, or (y) if the Initial Shares have not been delivered to Payee as of the Additional Shares Trigger Date, concurrently with the delivery of the Initial Shares to Payee in accordance with Section 4 of the Purchase Agreement, by delivering irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, the Payee’s Additional Shares, by book entry transfer registered in the Maker’s share register in the name of the Payee or, at the request of the Payee, by physical delivery of a certificate evidencing such Additional Shares, registered in the name of the Payee.

(ii)	The Maker agrees to timely file a Form D with respect to the Additional Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Payee. The Maker shall take such action as the Maker shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Additional Shares for, issuance to the Payee under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Payee.

9.	Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

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10.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

11.	Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 11):

If to Maker:

Sharps Technology, Inc.

Email: andrewcrescenzo@sharpstechnology.com Attention: Andrew Crescenzo, CFO

If to Payee:

Email:

Attention:

12.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE of WYOMING, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13.	Jurisdiction. The courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non- contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of the State of Wyoming.

14.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17.	Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

SHARPS TECHNOLOGY INC.

By:
Name:
Title: